UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DELCATH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

ROBERT B. LADD JONATHAN A. FOLTZ MICHAEL KARPF, M.D. PAUL WILLIAM FREDERICK NICHOLLS FRED S. ZEIDMAN LADDCAP VALUE ASSOCIATES LLC LADDCAP VALUE PARTNERS LP

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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(4)	Date Filed: N/A

UNITED STATES COURT OF APPEALS FOR THE SECOND CIRCUIT
Thurgood Marshall U.S. Courthouse at Foley Square  40 Centre Street, New York, NY 10007  Telephone:  212-857-8500

MOTION INFORMATION STATEMENT

Docket Number(s):	Not yet assigned; District Court Docket No. 06-cv-6420	Caption [use short title] Robert Ladd, et al., Defendants-Appellants, vs.
EMERGENCY Motion for:	Modification of Temporary Restraints and Immediate Temporary Remand to District Court
Set forth below precise, complete statement of relief sought:
Appellants move for an emergency order (i) modifying
interim restraints entered by the District Court against
Appellants by permitting Appellants to deliver written
shareholder consents they have collected to Appellee or its
registered agent pursuant to Delaware General Corporation
Law Section 228(c) by September 25, 2006, thereby
preserving the legal viability of the shareholder vote
pending the completion of further proceedings in this Court
and in the District Court on remand, and (ii) temporarily
remanding this case to the District Court for a plenary
hearing on Appellee's application for entry of a preliminary injunction, to be immediately followed by further appellate
proceedings in this Court should the District Court grant the application in whole or in part.
Delcath Systems, Inc., Plantiff - Appellee.

MOVING PARTY:	Robert Ladd, Laddcap Value Partners LP, Laddcap Value Advisors LLC and Laddcap Value Associates LLC.	OPPOSING PARTY: Delcath Systems, Inc.
☐ Plaintiff X Appellant/Petitioner	☐ Defendant ☐ Appellee/Respondent

MOVING ATTORNEY: [name of attorney, with firm, address, phone number and e-mail]		OPPOSING ATTORNEY: [name of attorney,with firm, address, phone number and e-mail]
Steven M. Hecht, Esq.		Adam H. Offenhartz, Esq.
Lowenstein Sandler PC		Gibson, Dunn & Crutcher LLP
1251 Avenue of The Americas		200 Park Avenue
New York, NY 10020		New York, NY 10166
Tel: 212-262-6700		Tel: 212-351-3808
Email: shecht@lowenstein.com		Email: aoffenhartz@gibsondunn.com

Court-Judge/Agency appealed from:	United States District Court for the Southern District of New York, Hon. Loretta A. Preska, U.S.D.J.

Please check appropriate boxes:		FOR EMERGENCY MOTIONS, MOTIONS FOR STAYS AND INJUNCTIONS PENDING APPEAL:
Has consent of opposing counsel: A. been sought? ☐ Yes X No B. been obtained? ☐ Yes X No. Is oral argument requested: X Yes ☐ No (requests for oral argument will not necessarily be granted)
Has request for relief been made below?     X Yes     ☐ No

Has this relief been previously sought
in this Court?                                                   ☐ Yes     X No

Requested return date and explanation of emergency:
Requested return date:  Monday, September 25, 2006

18104/4
09/21/2006 2019181.01

Has argument date of appeal been set? ☐ Yes X No
Appellants are in the process of conducting a shareholder
consent solicitation campaign to unseat the current board of directors of Appellee, a publicly-traded company that is
organized under Delaware law. Under Delaware law, this
process must be completed by September 25, 2006.
Accordingly, the window of time within which this Court can
provide meaningful relief to Appellants from an Order entered by the District Court on September 20, 2006 is extremely
limited. The District Court's September 20, 2006 Order
extended a TRO which prohibits Appellants from delivering
written shareholder consents in its possession to Appellee's registered agent. Under § 228(c) of the Delaware General
Corporation Law, if Appellants fail to deliver the consents by the close of business on September 25, 2006 -- less than four days from the date of this motion -- the written consents will become null and void, and the shareholder vote will be rendered a nullity. Once the statutory deadline passes, no Court has the power to undo that result under Delaware law. Accordingly,
emergency relief is necessary to prevent the irretrievable loss of the shareholders' decision in this election and to preserve that decision for the benefit of whichever party proves to be the winner in the consent solicitation campaign.
__________________________________________________________________________

If ves. enter date	__________________________________________________________________________
Signature of Moving Attorney: Date: September 21, 2006	Has service been effected? X Yes ☐ No [Attach proof of service]

ORDER

IT IS HEREBY ORDERED THAT the motion is GRANTED DENIED.

FOR THE COURT: ROSEANN B. MacKECHNIE, Clerk of the Court

Date: Form T-1080 (Revised 10/31/02).	By: